UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) November 10, 2003
                                                       -----------------


                                  GenTek Inc.
 -----------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


   Delaware                     001-14789                     02-0505547
-----------------        ------------------------        --------------------
(State or other          (Commission File Number)        (IRS Employer
jurisdiction of                                          Identification No.)
incorporation)


                  Liberty Lane, Hampton, New Hampshire       03842
              -------------------------------------------------------
              (Address of Principal Executive Offices)     (Zip Code)


      Registrant's telephone number, including area code (603) 929-2264
                                                         --------------


                                Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  EXHIBITS

(c) Exhibits.

Exhibit Number        Exhibit Description
--------------        -------------------

  99.1                Press Release of the Company, dated November 10, 2003


ITEM 9.  REGULATION FD DISCLOSURE

         As previously reported, on October 11, 2002, GenTek Inc. (the "Company") and certain of its direct and indirect subsidiaries (together with the Company, the "Debtors") filed with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code, Case No. 02-12896 (MFW). On October 7, 2003, the Bankruptcy Court entered an order confirming the Debtors' Joint Plan of Reorganization dated August 28, 2003 (as revised and modified in connection with the confirmation, the "Plan"). On November 10, 2003, the Company issued a press release announcing its emergence from bankruptcy and that its Plan has become effective. The Company also announced that it has closed on a $125 million revolving credit facility led by Bank of America that will be used to fund working capital requirements, pay Plan obligations and for other general corporate purposes. A copy of the Company's press release is set forth as Exhibit 99.1 hereto.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GENTEK INC.
                                           -----------
                                           (Registrant)


Date: November 10, 2003                    By: /s/ Matthew R. Friel
                                              -----------------------------
                                           Name:  Matthew R. Friel
                                           Title: Vice President and
                                                  Chief Financial Officer

                                 Exhibit Index
                                 -------------


Exhibit Number          Exhibit Description
--------------          -------------------

    99.1                Press Release of the Company, dated November 10, 2003